[EXHIBIT 16.1 - Pg. 1]


Sent By:  BAUM;             9547527041;       Jul-3-02  14:20;       Page 2/2


BAUM & COMPANY, P.A.
--------------------------------------------------------------------------
                                              Certified Public Accountants



June 19, 2002


Securities & Exchange Commission
Washington, DC  20549



RE:  RAM Venture Holdings Corporation
     Form 8K-A


We have read the statements that RAM Venture Holdings Corporation
(the Registrant) has made in its Form 8K dated June 19, 2002 regarding changes in the Registrant's auditors. We agree with the statements made therein.


/s/Joel S. Baum

Joel S. Baum, CPA
Baum & Company, P.A.
Coral Springs, Florida





       1515 University Drive * Suite 209 * Coral Springs, Florida 33071
Tel: 954-752-1712 * 1-888-CPA-3770 * Fax: 954-752-7041 * E-mail: jbaumcpa.com


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                            [EXHIBIT 16.1 - Pg. 2]


Sent By:  BAUM;             9547527041;       Jul-3-02  16:17;       Page 1/1


BAUM & COMPANY, P.A.
--------------------------------------------------------------------------
                                              Certified Public Accountants



July 3, 2002


Securities & Exchange Commission
Washington, DC  20549



RE:  RAM Venture Holdings Corporation
     Form 8K-A


We have read the statements that RAM Venture Holdings Corporation
(the Registrant) has made in its Form 8K dated June 19, 2002 regarding changes in the Registrant's auditors. We agree with the statements made therein.


/s/Joel S. Baum

Joel S. Baum, CPA
Baum & Company, P.A.
Coral Springs, Florida






       1515 University Drive * Suite 209 * Coral Springs, Florida 33071
Tel: 954-752-1712 * 1-888-CPA-3770 * Fax: 954-752-7041 * E-mail: jbaumcpa.com


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